                                                                    EXHIBIT 99.1

                    [COMMUNITY SHORES BANK CORPORATION LOGO]

               COMMUNITY SHORES REPORTS THIRD QUARTER EPS OF $0.13
                           PRE-TAX EARNINGS RISE 17.4%

MUSKEGON, MI -- October 22, 2003 -- Community Shores Bank Corporation (OTC BB:
CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported net income for the quarter ended September 30, 2003 of $183,071, compared to $235,712 for the prior-year third quarter. Earnings for the third quarter of 2003 included federal income tax expense of $93,751, marking the second quarter of fully-taxable earnings for Community Shores. Pretax income was $276,822, an increase of 17.4% over the third quarter of 2003. Diluted earnings per share were $0.13, compared to $0.19 reported for the year-ago quarter. Per share results were impacted by Community Shores' fully-taxable status as well as a series of private placements over the past twelve months that increased average shares outstanding between the two quarters by 12.3% to 1,430,000.

For the nine months ended September 30, 2003, Community Shores reported earnings of $831,217 compared to $572,083 for the prior-year nine-month period. Earnings for the 2003 period benefited from a one-time tax credit of $327,000 taken in the first quarter for the effect of prior losses accumulated during the first seven quarters of operation, in addition to two quarters of fully-taxable status. Pretax income was $670,252, a 17.2% increase over the $572,083 reported last year. Diluted earnings per share were $0.59 for 2003 year-to-date compared to $0.47 in 2002, up 25.5%, and were affected by the aforementioned tax items as well as a 15.4% increase in average shares outstanding to 1,403,626.

Jose A. Infante, Chairman & CEO, stated, "Based on pre-tax earnings, this was a very good quarter for us, despite the impact of our weak economy on consumers and a highly competitive environment on the commercial side. Commercial loan volume was impacted by pricing pressures from super-regional banks in our marketplace, as well as our desire to book only high-quality commercial loans. As a result, recent balance sheet and revenue growth have moderated; for the year, however, loan growth has been strong. Our initiative to reach small businesses and attract their deposit relationships continues to be successful; this campaign, initiated in April of this year, has already attracted 86 new small business relationships.

"We took the opportunity this quarter to strengthen our management team by promoting Heather Brolick, formerly the Chief Operating Officer of the Bank, to the position of

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Bank President. She will be responsible for the day-to-day activities of the entire banking organization. This represents the next step in our organization's succession plan. Heather was part of my team when we started the bank in 1999, and the promotion recognizes her significant contribution to the growing success of Community Shores. In my continuing capacity as Chairman and CEO of the holding company, I will maintain the strategic focus of the organization and communicate directly with investors. I will still be an ambassador for the Bank and contribute to the development of new business opportunities."

Total revenue, consisting of net interest income and non-interest income, reached $1.8 million for the third quarter of 2003, an increase of 6.6% over the prior year's third quarter. Net interest income increased 6.5% to $1.5 million and reflected 10.3% growth in average earning assets, partially offset by a 12 basis point decline in the net interest margin to 3.39%; on a linked-quarter basis, the margin increased 12 basis points. Mr. Infante noted, "We maintained our margin within a tight band despite a 50-basis point decline in the fed funds rate over the past twelve months. The recent margin improvement reflects our decision to maintain pricing rationality in our market place; we are still slightly asset-sensitive, and consequently, we are well-positioned for the eventual upturn in interest rates."

Non-interest income was $251,671, a 7.2% increase over the $234,703 reported for the third quarter of 2002. Mortgage activity has moderated but remains the major contributor to fee income growth. Income from the mortgage banking business increased 17.1%, while other categories of non-interest income experienced more modest increases.

Non-interest expense totaled $1.38 million for the current quarter, an increase of 10.2% over the $1.25 million reported in the year-ago period. Salaries and benefits, up $54.0 thousand or 7.6%, accounted for the largest single dollar increase, reflecting annual salary adjustments and rising benefits costs. The remaining categories together increased $74.0 thousand or 13.8%, and represent the costs incurred from additional regulations, the implementation of a more proactive shareholder relations program, as well as the growth and maturation of the Bank's infrastructure. The efficiency ratio was 78.81% for the current quarter compared to 76.24% in the prior-year third quarter.

At September 30, 2003, assets were $183.2 million, an increase of 4.8% above the year-ago quarter, and were driven by loan growth of 8.4%, or $11.4 million. Mr. Infante commented, "We are being very selective in adding credits to our loan portfolio. The quality growth we achieved over the last twelve months is derived primarily from the commercial side, funded by low-cost deposits attracted by our recent small business deposit campaign." Loan growth was funded through 4.9% growth in deposits, 33.3% growth in FHLB advances, and 19.1% growth in shareholders' equity. Deposit growth included a 24.4% increase in non-interest bearing deposits.

Mr. Infante noted that Community Shores' asset quality remains quite strong, and is supported by good reserve coverage. Past-due and non-accrual loans were 0.77% of total loans at September 30, 2003, compared to 1.00% twelve months ago and 0.66% for the linked 2003 quarter. Annualized net charge-offs were 0.45% of average loans for the third quarter of 2003, compared to 0.14% for the sequential quarter, which benefited from

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a large recovery of insurance proceeds, and 0.28% for the prior-year third quarter. The allowance for loan and lease losses was 1.32% of total loans at September 30, 2003.

Shareholders' equity totaled $12.4 million at September 30, 2003, up $2.0 million from twelve months ago. Community Shores remains a "well-capitalized" institution; Tier I capital was 6.71% for the quarter compared to 6.05% a year ago. Shares outstanding at period-end were 1,430,000.

ABOUT THE COMPANY

With $183 million in assets, Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January, 1999, and has achieved twelve consecutive quarters of profitability.

FORWARD LOOKING STATEMENT

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Jose A. Infante
Chairman and CEO
231/780-1800
jinfante@communityshores.com

Tracey Welsh
Vice President and CFO
231/780-1847
twelsh@communityshores.com

Linda Margolin (Media)
216/765-0953
Lmm@margolinIR.com




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                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION


                                                                       SEPTEMBER 30,         DECEMBER 31         SEPTEMBER 30,
                                                                           2003                 2002                  2002
                                                                        (UNAUDITED)           (AUDITED)           (UNAUDITED)
                                                                      ---------------      ---------------      ---------------
ASSETS
Cash and due from financial institutions                              $     6,255,882      $     2,722,565      $     8,187,393
Interest-bearing deposits in other financial institutions                   1,568,412               59,429               54,358
Federal funds sold                                                                  0                    0            4,600,000
                                                                      ---------------      ---------------      ---------------
     Total cash and cash equivalents                                        7,824,294            2,781,994           12,841,751

Securities
   Available for sale                                                      25,139,269           26,043,017           23,435,898
   Held to maturity                                                           294,297              252,567              197,470
                                                                      ---------------      ---------------      ---------------
     Total securities                                                      25,433,566           26,295,584           23,633,368

Loans held for sale                                                           622,800              579,400              906,000

Loans                                                                     146,168,979          141,453,620          134,781,100
Less: Allowance for loan losses                                             1,931,635            1,898,983            1,833,492
                                                                      ---------------      ---------------      ---------------
     Net loans                                                            144,237,344          139,554,637          132,947,608

Federal Home Loan Bank stock                                                  425,000              425,000              425,000
Premises and equipment,net                                                  2,657,203            2,910,237            3,001,489
Accrued interest receivable                                                   623,579              661,136              664,268
Other assets                                                                1,361,512              257,956              377,253
                                                                      ---------------      ---------------      ---------------
     Total assets                                                     $   183,185,298      $   173,465,944      $   174,796,737
                                                                      ===============      ===============      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non interest-bearing                                             $    13,062,690      $    10,368,525      $    10,499,332
     Interest-bearing                                                     128,734,704          122,356,854          124,645,008
                                                                      ---------------      ---------------      ---------------
          Total deposits                                                  141,797,394          132,725,379          135,144,340

Federal funds purchased and repurchase agreements                          17,705,364           19,466,513           18,838,636
Federal Home Loan Bank advances                                             8,000,000            6,000,000            6,000,000
Notes payable                                                               2,550,000            3,600,000            3,600,000
Accrued expenses and other liabilities                                        724,179              608,179              795,527
                                                                      ---------------      ---------------      ---------------
     Total liabilities                                                    170,776,937          162,400,071          164,378,503

Shareholders' Equity
     Preferred Stock, no par value: 1,000,000 shares
       authorized and none issued                                                   0                    0                    0
     Common Stock, no par value: 9,000,000 shares authorized,
         September 30, 2003-1,430,000 issued; December 31, 2002-
         1,330,000 issued and September 30, 2002-1,273,750 issued          12,922,314           12,123,585           11,675,592
     Retained deficit                                                        (536,694)          (1,367,911)          (1,618,848)
     Accumulated other comprehensive income                                    22,741              310,199              361,490
                                                                      ---------------      ---------------      ---------------

     Total shareholders' equity                                            12,408,361           11,065,873           10,418,234
                                                                      ---------------      ---------------      ---------------
     Total liabilities and shareholders' equity                       $   183,185,298      $   173,465,944      $   174,796,737
                                                                      ===============      ===============      ===============



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                        COMMUNITY SHORES BANK CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                          THREE MONTHS       THREE MONTHS        NINE MONTHS          NINE MONTHS
                                                             ENDED              ENDED               ENDED                ENDED
                                                            09/30/03           09/30/02            09/30/03             09/30/02
                                                        ---------------     ---------------     ---------------      ---------------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                   $     2,277,722     $     2,348,426     $     6,888,126      $     6,771,187
Securities (including FHLB dividends)                           201,639             285,012             674,942              946,231
Federal funds sold and other interest income                        780              19,356              19,706              103,080
                                                        ---------------     ---------------     ---------------      ---------------
     Total interest income                                    2,480,141           2,652,794           7,582,774            7,820,498
INTEREST EXPENSE
Deposits                                                        803,792           1,028,614           2,591,671            3,149,254
Repurchase agreements and federal funds purchased
     and other debt                                              46,990              73,180             181,092              230,210
Federal Home Loan Bank advances and notes payable               129,707             143,456             392,134              423,916
                                                        ---------------     ---------------     ---------------      ---------------
     Total interest expense                                     980,489           1,245,250           3,164,897            3,803,380

NET INTEREST INCOME                                           1,499,652           1,407,544           4,417,877            4,017,118
Provision for loan losses                                        94,347             154,400             456,337              442,140
                                                        ---------------     ---------------     ---------------      ---------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           1,405,305           1,253,144           3,961,540            3,574,978
Noninterest income
Service charges on deposit accounts                             143,334             138,308             418,852              365,661
Mortgage loan referral fees                                      13,432               5,603              25,818               74,519
Gain on sale of loans                                            46,810              45,825             163,488               60,108
Gain (loss) on disposition of securities                              0                   0              62,681                    0
Other                                                            48,095              44,967             162,864              135,578
                                                        ---------------     ---------------     ---------------      ---------------
     Total noninterest income                                   251,671             234,703             833,703              635,866

Noninterest expense
Salaries and employee benefits                                  767,888             713,852           2,289,675            1,990,638
Occupancy                                                        71,117              71,268             221,570              212,569
Furniture and equipment                                         111,867             113,167             339,399              336,165
Advertising                                                      14,768              23,470              55,037               60,348
Data Processing                                                  74,228              63,673             221,872              181,359
Professional services                                            79,106              46,120             224,909              195,425
Other                                                           261,180             220,585             772,529              662,257
                                                        ---------------     ---------------     ---------------      ---------------
     Total noninterest expense                                1,380,154           1,252,135           4,124,991            3,638,761

INCOME BEFORE INCOME TAXES                                      276,822             235,712             670,252              572,083
Federal income tax expense (benefit)                             93,751                   0            (160,965)                   0
                                                        ---------------     ---------------     ---------------      ---------------
NET INCOME                                              $       183,071     $       235,712     $       831,217      $       572,083
                                                        ===============     ===============     ===============      ===============

Weighted average shares outstanding                           1,430,000           1,269,402           1,403,626            1,215,861
                                                        ===============     ===============     ===============      ===============
Diluted average shares outstanding                            1,431,804           1,269,402           1,403,626            1,215,861
                                                        ===============     ===============     ===============      ===============
Basic income per share                                  $          0.13     $          0.19     $          0.59      $          0.47
                                                        ===============     ===============     ===============      ===============
Diluted income per share                                $          0.13     $          0.19     $          0.59      $          0.47
                                                        ===============     ===============     ===============      ===============


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                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                    QUARTERLY
                                                     ------------------------------------------------------------------------
                                                         2003           2003           2003          2002           2002
(dollars in thousands except per share data)           3RD QTR        2ND QTR        1ST QTR       4TH QTR        3RD QTR
                                                     -------------  -------------  ------------- -------------  -------------
EARNINGS
     Net interest income                                    1,500          1,465          1,454          1,412          1,408
     Provision for loan and lease losses                       94            173            189            183            154
     Noninterest income                                       252            283            299            266            235
     Noninterest expense                                    1,380          1,363          1,382          1,245          1,252
     Pre tax income                                           277            211            182            261            236
     Net Income                                               183            139            509            251            236
     Basic earnings per share                                0.13           0.10           0.38           0.19           0.19
     Diluted earnings per share                              0.13           0.10           0.38           0.19           0.19
     Average shares outstanding                         1,430,000      1,430,000      1,350,000      1,327,215      1,269,402
     Average diluted shares outstanding                 1,431,804      1,430,000      1,350,000      1,327,215      1,269,402

PERFORMANCE RATIOS
     Return on average assets                                0.40%          0.30%          1.13%          0.58%          0.57%
     Return on average common equity                         5.91%          4.51%         17.69%          9.28%          9.17%
     Net interest margin                                     3.39%          3.27%          3.33%          3.40%          3.51%
     Efficiency ratio                                       78.81%         78.01%         81.74%         74.16%         76.24%
     Full-time equivalent employees                            50             47             52             54             51

CAPITAL
     Average equity to average assets                        6.71%          6.64%          6.38%          6.28%          6.18%
     Tier 1 capital ratio to average assets                  6.71%          6.58%          6.68%          6.24%          6.05%
     Book value per share                               $    8.68      $    8.68      $    8.57      $    8.32      $    8.18

ASSET QUALITY
     Gross loan charge-offs                                   178            174            257            136             99
     Net loan charge-offs                                     167             51            206            117             92
     Net loan charge-offs to avg loans (annualized)          0.45%          0.14%          0.57%          0.33%          0.28%
     Allowance for loan and lease losses                    1,932          2,004          1,882          1,899          1,833
     Allowance for losses to total loans                     1.32%          1.33%          1.28%          1.34%          1.36%
     Past due and nonaccrual loans (90 days)                1,126            989            923            838          1,361
     Past due and nonaccrual loans to total loans            0.77%          0.66%          0.63%          0.59%          1.00%
     Other real estate and repossessed assets                 304            119             65             39             27

END OF PERIOD BALANCES
     Loans                                                146,169        150,681        147,389        141,454        134,781
     Total earning assets                                 173,794        177,366        178,366        168,343        164,400
     Total assets                                         183,185        185,621        188,737        173,466        174,797
     Deposits                                             141,797        147,858        148,396        132,725        135,144
     Shareholders' equity                                  12,408         12,406         12,256         11,066         10,418

AVERAGE BALANCES
     Loans                                                149,460        150,357        145,030        139,970        133,563
     Total earning assets                                 176,895        178,888        174,635        168,831        160,393
     Total assets                                         184,700        185,464        180,582        172,300        166,342
     Deposits                                             144,512        147,086        137,309        131,677        130,642
     Shareholders' equity                                  12,392         12,316         11,521         10,821         10,280